Exhibit 99.1

CoStar Group to Acquire Matterport, the Global Leader in Immersive 3D Digital Twins and Artificial Intelligence for the Real Estate Industry That Makes Properties Intuitive and Interactive Online

The Transaction is Expected to Increase the Development and Deployment of Advanced AI and Digital Twin Technology Across All of CoStar Group’s Product Lines

WASHINGTON, DC – April 22, 2024—CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets announced today that it has reached a definitive agreement to acquire all outstanding shares of Matterport in a cash and stock transaction valued at $5.50 per share reflecting an estimated $1.6 billion of enterprise value. Under the terms and subject to the conditions of the agreement, Matterport stockholders will receive $2.75 in cash and $2.75 in shares of CoStar Group common stock for each share of Matterport common stock.

Founded in 2011, Matterport pioneered the development of the first 3D capture solution to deliver dimensionally accurate, photorealistic virtual tours or “digital twins” for any type of property. Matterport’s proprietary and patented technology enables anyone to digitize a property using a variety of camera technologies including cameras found on most smartphones. Matterport also produces a line of innovative 3D capture devices, including the company’s flagship LiDAR-based Pro3 camera which is capable of high-precision indoor and outdoor capture. At the center of the solution is Cortex, a powerful artificial intelligence software engine that automatically generates the 3D digital twin and virtual tour while providing property insights like detailed property dimensions, room layouts, and more.

Matterport’s 3D technology is utilized in nearly every sector of real estate, spanning residential, commercial, hospitality, retail, and industrial spaces, among others. Over the years, Matterport has curated what is considered the largest and most precise collection of spatial property data worldwide, with over 12 million spaces captured in 177 countries, and representing more than 38 billion square feet of digital property under management. Contributing to this growth, Matterport has established a global network of several thousand photographers, capture services technicians, and service partners producing hundreds of thousands of new 3D digital twins for properties each month.

CoStar Group operates some of the most effective and widely recognized real estate information solutions and online property marketplaces in the world including Apartments.com, LoopNet, CoStar, and Homes.com, all of which feature Matterport’s 3D virtual tours. CoStar Group was one of the first adopters of Matterport’s technology, and currently has almost 300,000 Matterport digital twins available in the CoStar information product and online property marketplaces. Advertisers on CoStar Group marketplaces clearly recognize the value of Matterport virtual tours. In March 2024, there were over 7.4 million views of Matterport 3D Tours on Apartments.com, with consumers spending 20% more time viewing an apartment listing when Matterports were available. CoStar Group intends to utilize Matterports in a similar fashion on Homes.com to further enhance the most comprehensive agent, seller and buyer friendly residential portal on the market.

“CoStar Group and Matterport have nearly identical mission statements of digitizing the world’s real estate. I look forward to welcoming Matterport to the CoStar Group family and believe that we will be stronger together, in pursuit of our common mission,” said Andy Florance, Founder and CEO of CoStar Group. “The world has changed and today a Matterport is the new open house or property tour. People now select their next home, apartment, office, store, hotel, or warehouse on their mobile device often without ever visiting the property. There is no better way to remotely experience space than via Matterport. CoStar Group intends to support and invest in research and development opportunities to further develop Matterport’s spatial technology, including the application of AI and machine learning to extract information from the 3D spatial data library as well as using generative artificial intelligence to imagine and reimagine physical spaces.”

RJ Pittman, Chair and CEO of Matterport said, “We are thrilled to join forces with Costar Group, a long-standing customer and partner with a shared vision for transforming global real estate through technology and digitization. This transaction is another significant milestone that acknowledges the groundbreaking work Matterport has accomplished in 3D digital twin technology and AI-driven property intelligence. With CoStar Group’s expansive reach and scale in property research and analytics and our joint commitment to innovation, we believe that this powerful combination will transform how properties are marketed, sold, and managed worldwide. Importantly, it offers Matterport’s stockholders the opportunity to participate in the value creation and future growth prospects of our combined efforts.”

The transaction, which is expected to be completed during the year, is subject to the approval of Matterport stockholders and the satisfaction of customary closing conditions, including applicable regulatory approvals. The transaction has been unanimously approved by the Matterport Board of Directors. Directors, Officers and certain other stockholders of Matterport, representing approximately 15% of Matterport’s fully diluted shares, have entered into voting agreements to support the transaction. The transaction is subject to a 10% symmetrical collar based on a CoStar Group share price of $86.02 as the midpoint.

Matterport is headquartered in Sunnyvale, California and has approximately 440 employees. Revenue for the year ending December 31, 2023, was $158 million, representing growth of 16% on a year over year basis compared to 2022.

CoStar Group plans to provide additional information about the Matterport acquisition during their earnings conference call at 5:00pm ET on April 23, 2024.

INVESTOR RELATIONS:

Cyndi Eakin

Senior Vice President

CoStar Group Investor Relations

(202) 346-6784

ceakin@costar.com

NEWS MEDIA CONTACT:

Matthew Blocher

Vice President

CoStar Group Corporate Marketing & Communications

(202) 346-6775

mblocher@costar.com

ABOUT COSTAR GROUP, INC.

CoStar Group (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information, and analytics in the property markets. Founded in 1987, CoStar Group conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of real estate information. CoStar is the global leader in commercial real estate information, analytics, and news, enabling clients to analyze, interpret and gain unmatched insight on property values, market conditions and availabilities. Apartments.com is the leading online marketplace for renters seeking great apartment homes, providing property managers and owners a proven platform for marketing their properties. LoopNet is the most heavily trafficked online commercial real estate marketplace with over twelve million monthly global unique visitors. STR provides premium data benchmarking, analytics, and marketplace insights for the global hospitality industry. Ten-X offers a leading platform for conducting commercial real estate online auctions and negotiated bids. Homes.com is the fastest growing online residential marketplace that connects agents, buyers, and sellers. OnTheMarket is a leading residential property portal in the United Kingdom. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. Business Immo is France’s leading commercial real estate news service. Thomas Daily is Germany’s largest online data pool in the real estate industry. Belbex is the premier source of commercial space available to let and for sale in Spain. CoStar Group’s websites attracted over 160 million unique monthly visitors in September 2023. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada, and Asia. From time to time, we plan to utilize our corporate website, CoStarGroup.com, as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

About Matterport

Matterport, Inc. (NASDAQ: MTTR) is the World’s #1 Digital Twin Platform leading the digital transformation of the built world. Our groundbreaking platform turns buildings into data to make every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact, including statements regarding the proposed acquisition of Matterport, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, involve a number of risks and uncertainties that could significantly affect the financial or operating results of CoStar, Matterport or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. CoStar can give no assurance that its expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the proposed transaction and the timing of the closing of the proposed transaction; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the proposed mergers as rapidly or to the extent anticipated by financial analysts or investors; the potential impact of announcement of the proposed mergers or consummation of the proposed transaction on business relationships, including with employees, customers, suppliers and competitors; unfavorable outcomes of any legal proceedings that have been or may be instituted against CoStar or Matterport; the ability to retain key personnel; costs, fees, expenses and charges related to the proposed transaction;; general adverse economic conditions; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (the “SEC”) by CoStar and Matterport. Moreover, other risks and uncertainties of which CoStar or Matterport are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this Current Report are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by CoStar or Matterport on their respective websites or otherwise. Neither CoStar nor Matterport undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, CoStar intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Matterport that also constitutes a prospectus of CoStar and other documents regarding the proposed transaction. The definitive proxy statement/prospectus will be delivered to stockholders of Matterport.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus (when available) and other relevant documents filed by CoStar and Matterport with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by CoStar with the SEC will also be available on CoStar’s website at https://costargroup.com, and copies of the documents filed by Matterport with the SEC are available on Matterport’s website at https://matterport.com.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Participants in the Solicitation

CoStar, Matterport and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Matterport’s stockholders in respect of the proposed transaction. Information regarding CoStar’s directors and executive officers can be found in CoStar’s definitive proxy statement filed with the SEC on April 27, 2023. Information regarding Matterport’s directors and executive officers can be found in Matterport’s definitive proxy statement filed with the SEC on April 27, 2023.

Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus when it is filed with the SEC. These documents will be available on the SEC’s website and from CoStar and Matterport, as applicable, using the sources indicated above.